Exhibit 5.1


         [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


                                                             (212) 859-8000
September 30, 1998                                      (FAX: 212-859-4000)


Loews Cineplex Entertainment Corporation
711 Fifth Avenue
11th Floor
New York, New York 10022

Ladies and Gentlemen:

          We are acting as special counsel for Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to U.S. $ 300,000,000 aggregate principal amount of 8 7/8 Senior Subordinated Notes due 2008 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 8 7/8 Senior Subordinated Notes due 2008 (the "Old Notes"). All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments (including the Letter of Transmittal), documents and records of the Company and its subsidiaries, such certificates of public officials and such other documents (collectively, the "Documents"), and (iii) received such information from officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon the representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

          To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the Documents other than the Company have the power and authority to enter into and perform under such documents and to consummate the transactions contemplated hereby, that the Documents have been duly authorized, executed and delivered by, and constitute a valid and binding obligation of, enforceable against such parties in accordance with its terms and that such parties shall comply with all of their obligations under the Documents and all laws applicable thereto.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the New Notes have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the New Notes will constitute valid and binding obligations of the Company.

          Our opinion above is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights and remedies generally and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant hereto, the DGCL, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the New Notes" in the Prospectus that is included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

          The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.



                              Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                              By: /s/ David C. Golay
                                  -------------------------
                                  David C. Golay